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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                September 13, 2000

Silicon Laboratories Inc.
4635 Boston Lane
Austin, TX  78735

     Re: Silicon Laboratories Inc. (the "Company") Registration Statement for Offering of an Aggregate of 90,449 Shares of Common Stock
          ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Silicon Laboratories Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, the 90,449 shares of common stock, par value $0.0001 per share, of the Company (the "Shares") issuable pursuant to outstanding options under the Krypton Isolation, Inc. 1997 Stock Plan as assumed by the Company (the "Assumed Plan") and non-plan options granted to certain individuals as assumed by the Company (the "Non-Plan Options") in connection with the Company's acquisition of Krypton Isolation, Inc.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Company's assumption of
(i) the Assumed Plan and the options outstanding thereunder and (ii) the Non-Plan Options. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the Assumed Plan and the Non-Plan Options, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Plan, the Non-Plan Options or the Shares.

                                             Very truly yours,


                                             /s/ Brobeck, Phleger & Harrison LLP
                                             BROBECK, PHLEGER & HARRISON LLP